BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certified Copy

06/16/2020 16:57:23 PM

Work Order Number: W2020061602090 - 638839
Reference Number: 20200729487
Through Date: 06/16/2020 16:57:23 PM
Corporate Name: BYZEN DIGITAL INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State's Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20180243445-03	Amendment - 05/30/2018	1
20150355568-90	Articles of Exchange - 08/06/2015	16
20150205040-59	Amendment - 05/05/2015	5
20150205592-21	Certificate of Designation - 05/05/2015	5
20150205589-77	Certificate Pursuant to NRS 78.209 - 05/05/2015	1
20150205586-44	Amendment - 05/05/2015	1
20060630535-50	Merge In - 10/02/2006	11
20060594708-61	Articles of Incorporation - 09/15/2006	2

Respectfully,

Barbara K. Cegavske

BARBARA K. CEGAVSKE
Nevada Secretary of State

Certified By: Electronically Certified

BARBARA K. CEGAVSKE
Secretary of State

KIMBERLEY PERONDI
Deputy Secretary for Commercial Recordings

STATE OF NEVADA

OFFICE OF THE
SECRETARY OF STATE

Commercial Recordings Division
202 N. Carson Street
Carson City, NV 89701
Telephone (775) 684-5708
Fax (775) 684-7138

North Las Vegas City Hall
2250 Las Vegas Blvd North, Suite 400
North Las Vegas, NV 89030
Telephone (702) 486-2880
Fax (702) 486-2888

Certificate Number: B20200617863897
You may verify this certificate
online at **http://www.nvsos.gov**

090204

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0691812006-2
Barbara K. Cegavske	Filing Number 20180243445-03
Secretary of State State Of Nevada	Filed On 05/30/2018
	Number of Pages 1

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Emergency Pest Services Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

In accordance with the attached resolution ands significant shareholders agreement, the name of the corporation has been amended. To accomplish the foregoing paragraph First of the Artic les of Incorporation is amended to read as follows.

1. The name of the corporation is to be "Byzen Digital Inc."

2. The company will seek a new CUSIP and also a new ticker via FINRA (preferred Tickers are BYZDN then BYZD as second option).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 66.05%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] President and COO

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

140204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 1

Filed in the Office of	Business Number E0691812006-2
Barbara K. Cegavske	Filing Number 20150355568-90
Secretary of State State Of Nevada	Filed On 08/06/2015
	Number of Pages 16

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Exchange
(Pursuant to NRS Chapter 92A - excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐ **If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article one.**

EMERGENCY PEST SERVICES, INC.
Name of *acquired* entity

FLORIDA
Jurisdiction

Corporation
Entity type *

and,

EMERGENCY PEST SERVICES, INC.
Name of *acquiring* entity

NEVADA
Jurisdiction

Corporation
Entity type *

2) The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200).

* Corporation, non-profit corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.

FILING FEE: $350.00

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

3) Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity):

☐ **If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article three.**

(a) Owner's approval was not required from

Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

(b) The plan was approved by the required consent of the owners of *

EMERGENCY PEST SERVICES, INC. (FLORIDA)
Name of *acquired* entity, if applicable

and, or;

EMERGENCY PEST SERVICES, INC. (NEVADA)
Name of *acquiring* entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 3

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

The plan of exchange has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of exchange is required by the articles of incorporation of the domestic corporation.

Name of *acquired* entity, if applicable

and, or;

Name of *acquiring* entity, if applicable

4) Location of Plan of Exchange (check a or b):

[X] (a) The entire plan of exchange is attached;

or,

[ ] (b) The entire plan of exchange is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200).

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Exchange

(PURSUANT TO NRS 92A.200)

Page 4

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: ______ **Time:** ______

6) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230):**

☐ **If there are more than two constituent entities, please check box and attach an 8 1/2" x 11" blank sheet listing the entities continued from article six.**

EMERGENCY PEST SERVICES, INC.

Name of *acquired* entity

X [signature] | CEO | 8.3.2015

Signature | Title | Date

EMERGENCY PEST SERVICES, INC.

Name of *acquiring* entity

X [signature] | President | 8.3.2015

Signature | Title | Date

* An exchange takes effect upon filing the articles of exchange or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

**The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PLAN OF EXCHANGE
BY WHICH
EMERGENCY PEST SERVICES, INC.
(a Nevada corporation)
SHALL ACQUIRE
EMERGENCY PEST SERVICES, INC.
(a Florida corporation)

This Plan of Exchange (the "Agreement" or "Plan of Exchange") is made and dated as of this 3rd day of August 2015, and is intended to supersede all previous oral or written agreements, if any, between the parties, with respect to its subject matter. This Agreement anticipates that extensive due diligence shall have been performed by both parties. All due diligence shall have been completed by the Parties no later than August 3, 2015.

I. RECITALS

1. The Parties to this Agreement: EMERGENCY PEST SERVICES, INC. **("EPSV"),** a Nevada corporation, EMERGENCY PEST SERVICES, INC. **("EMERGENCY SUB"),** a Florida corporation, and the Shareholders of EMERGENCY SUB **("EMERGENCY SUB Shareholders").**

(1.1) The Capital of EPSV consists of (i) 190,000,000 authorized shares of Common Stock, par value $0.001, of which 495,860 shares are issued and outstanding ("**Common Stock**"), and (ii) 10,000,000 authorized shares of Preferred Stock, par value $0.001, of which 1,000,000 shares are designated as Convertible Series A Stock, issued and outstanding, each share of which has conversion and voting rights attached of 100 common shares on all matters. For purposes of this Agreement, the Common Stock of EPSV shall be referred to as the "EPSV Shares."

(1.2) The Capital of EMERGENCY SUB consists of 100 authorized shares of Common Stock, no par value, all of which are issued and outstanding, which represent 100% ownership of EMERGENCY SUB, for the purposes of this Agreement shall be referred to as "EMERGENCY Sub Shares".

2. Transaction Descriptive Summary: EPSV desires to acquire EMERGENCY SUB and EMERGENCY SUB Shareholders desire that EMERGENCY SUB be acquired by EPSV. EPSV would acquire 100% of the Capital Shares of EMERGENCY SUB in exchange for an issuance by EPSV of 50,000,000 shares of Common Stock of EPSV to EMRGENCY SUB Shareholders, and/or their assigns. The above issuance will give EMRGENCY SUB Shareholders and/or their assigns a 'controlling interest' in EPSV representing approximately 99.02% of the then issued and outstanding shares of EPSV Common Stock. The transaction will immediately close upon the written approval from the board of directors of each party and the exchange of the EMERGENCY SUB Capital Shares for 50,000,000 shares of EPSV Common Stock. The parties intend that the transactions qualify and meet the Internal Revenue Code requirements for a tax free reorganization, in which there is no corporate gain or loss recognized by the parties, with reference to Internal Revenue Code (IRC) sections 354 and 368.

3. Nevada and Florida compliance. Articles of Exchange are required to be filed by law as the last act to make the plan of exchange final and effective under Nevada and Florida law.

4. Financial Statements. Not more than 30 days after the Closing, EMERGENCY SUB shall at its sole cost and expense provide to EPSV unaudited financial statements of EMERGENCY SUB for years ended December 31, 2014 and 2013 ("Financial Statements"), in the form required by the Securities and Exchange Commission. The Financial Statements shall be prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP").

II. PLAN OF EXCHANGE

1. Conditions Precedent to Closing.

The obligation of the parties to consummate the transactions contemplated herein are subject to the fulfillment or waiver prior to the closing of the following conditions precedent:

(1.1) Shareholders Approval. EMERGENCY SUB and EPSV shall have secured the approvals of their shareholders, respectively for this transaction, if required, in accordance with the laws of their place of organization or incorporation and their constituent documents.

(1.2) Board of Directors. The Board of Directors of EMERGENCY SUB and EPSV shall have approved the transaction and this agreement, respectively, in accordance with the laws of their place of organization or incorporation and their constituent documents.

(1.3) Due Diligence Investigation. Each party shall have furnished to the other party all corporate and financial information which is customary and reasonable, to conduct its respective due diligence, normal for this kind of transaction. If either party determines that there is a reason not to complete the Plan of Exchange as a result of their due diligence examination, then they must give written notice to the other party prior to the expiration of the due diligence examination period. The due diligence period, for purposes of this paragraph, shall have expired on August 3, 2015. The Closing Date shall be the date when satisfying or waiving all of the conditions precedent to closing set forth in this Plan of Exchange, unless extended to a later date by mutual agreement of the parties.

(1.4) The rights of dissenting shareholders. Rights of dissenting shareholders, if any, of each party shall have been satisfied and the Board of Directors of each party shall have determined to proceed with the PLAN OF EXCHANGE.

(1.5) All of the terms, covenants and conditions of the PLAN OF EXCHANGE to be complied with or performed by each party before Closing shall have been complied with, performed or waived in writing;

(1.6) The representations and warranties of the parties, contained in the PLAN OF EXCHANGE, as herein contemplated, except as amended, altered or waived by the parties in writing, shall be true and correct in all material respects at the Closing with the same force and effect as if such representations and warranties are made at and as of such time; and each party shall provide the other with a certificate, certified either individually or by an officer, dated as of the Closing Date, to the effect, that all conditions precedent have been met, and that all representations and warranties of such party are true and correct as of that date. The form and substance of each party's certification shall be in form reasonably satisfactory to the other.

(1.6.1) EPSV Representations and Warranties. To induce EMERGENCY SUB and EMERGENCY SUB Shareholders to enter into this transaction and intending for them to rely on them, EPSV represents and warrants that as of the signing of this Agreement and the date of Closing:

a. EPSV is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.

b. EPSV has the power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. All corporate actions or proceedings to be taken by or on the part of EPSV to authorize and permit the due execution and valid delivery of this Agreement and the transactions contemplated hereunder have been or will have been prior to the Closing duly and properly taken. This Agreement has been duly executed and validly delivered by EPSV and constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms and conditions.

c. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunto will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the charter or bylaws of EPSV, (ii) violate, or, require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which EPSV are subject, (iii) violate any judgment, order, writ or decree of any court applicable to EPSV, or (iv) result in a breach of, constitute a default under any contract, agreement or instrument to which EPSV is a party.

d. EPSV currently has the authority to issue up to 190,000,000 shares of Common Stock, par value $0.001, up to 10,000,000 authorized shares of Preferred Stock, par value $0.001, of which 1,000,000 shares are designated as Convertible Series A Stock, issued and outstanding, each share of which has conversion and voting rights attached of 100 common shares on all matters.

e. Not more than 495,860 shares of Common Stock of EPSV have been issued and are outstanding.

f. Other than as set forth herein, there are no preemptive rights, options, warrants, conversion or redemption privileges or other rights or agreements presently outstanding for the purchase or acquisition from EPSV of any of its authorized but unissued stock of any class.

g. After the transactions contemplated by this Agreement, EMERGENCY SUB Shareholders and/or their assigns, shall, as a group, obtain a 'controlling interest' in EPSV representing 99.02% of the then issued and outstanding shares of EPSV Common Stock.

h. To the extent any shareholders of EPSV stock are entitled to dissenter's rights under the pertinent laws in the State of Nevada in connection with any of the transactions contemplated under this Agreement, EPSV shall have satisfied and paid any such obligations in full.

i. The EPSV Shares shall be fully paid and non-assessable and free of all liens and encumbrances.

j. Upon issuance of the shares, EMERGENCY SUB Shareholders will acquire good title to the EPSV Shares, free and clear of all liens, claims, options, proxies, voting agreements, charges or encumbrances of whatever nature affecting them.

k. The business and financial information about EPSV that has been disclosed is true and correct in all material respects.

l. There is no action, suit, investigation, claim, arbitration or litigation pending or threatened against EPSV.

m. These representations shall survive closing and remain effective for two years after Closing.

(1.6.2) Representations of EMERGENCY SUB and EMERGENCY SUB Shareholders. To induce EPSV to enter into this transaction and intending for them to rely on them, EMRGENCY SUB and the majority of EMERGENCY SUB Shareholders represent and warrant that as of the signing of this Agreement and the date of Closing:

a. EMERGENCY SUB is corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby and to perform all the terms and conditions hereof and thereof to be performed by it.

b. EMERGENCY SUB and EMERGENCY SUB Shareholders have the power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its or their obligations hereunder. All corporate actions or proceedings to be taken by or on the part of EMERGENCY SUB and/or EMERGENCY SUB Shareholders to authorize and permit the due execution and valid delivery of this Agreement and the transactions contemplated hereunder have been or will have been prior to the Closing duly and properly taken. This Agreement has been duly executed and validly delivered by EMERGENCY SUB and EMERGENCY SUB Shareholders and constitutes the legal, valid and binding obligation of each of them enforceable in accordance with its terms and conditions.

c. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereunto will not (with or without the giving of notice or the lapse of time, or both) (i) violate any provision of the Articles of Incorporation, as amended of EMERGENCY SUB, (ii) violate, or, require any consent, authorization or approval of, or exemption by, or filing under any provision of any law, statute, rule or regulation to which EMERGENCY SUB and EMERGENCY SUB Shareholders are subject, (iii) violate any judgment, order, writ or decree of any court applicable to EMERGENCY SUB and EMERGENCY SUB Shareholders, or (iv) result in a breach of, constitute a default under any contract, agreement or instrument to which EMERGENCY SUB and EMERGENCY SUB Shareholders are a party.

d. The authorized capital stock of EMERGENCY SUB consists of 100 authorized shares of Common Stock, no par value, all of which are issued and outstanding. EMERGENCY SUB has no other shares of capital stock reserved for issuance upon the exercise of any other options or any warrants and no shares of capital stock are reserved for issuance to any party, including upon the conversion of any outstanding convertible notes, debentures or securities. EMERGENCY SUB has no outstanding options, rights, calls, preemptive rights, subscriptions or commitments to issue any equity securities of EMERGENCY SUB. No stockholders of EMERGENCY SUB has a right to receive dividends, and no unpaid dividends are due and owing with regard to EMERGENCY SUB capital stock.

e. There is no plan or arrangement to issue capital stock by EMERGENCY SUB except as set forth in this Agreement, and there are no registration rights to which EMRGENCY SUB is a party or by which it is bound with respect to any equity securities of EMERGENCY SUB.

f. The EMERGENCY SUB Shares are owned beneficially and of record by EMERGENCY SUB Shareholders free and clear of any mortgage, lien (statutory or otherwise), security interest, charge, adverse right, interest or claim, pledge, license, option, conditional sales contract, assessment, levy, easement, covenant, condition, reservation, hypothecation, restriction, title defect, exception, limitation, charge, possibility of reversion, right of refusal, voting trust or agreement, proxy, or encumbrance of any nature whatsoever. EMERGENCY SUB Shareholders have the unqualified right to sell, assign, and deliver EMERGENCY SUB Shares, and, upon consummation of the transactions contemplated by this Agreement, EPSV will acquire good and valid title to EMERGENCY SUB Shares, free and clear of all liens, claims, options, charges, and encumbrances of whatsoever nature. EMERGENCY SUB Shareholders acknowledge that the EPSV Shares being acquired from EPSV are restricted securities as that term is defined in Rule 144 of the Securities Act of 1933.

g. EMERGENCY SUB Shareholders (A) understand that the EPSV Shares are not registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) are acquiring the EPSV Shares solely for their own account for investment purposes, and not with a view of distribution thereof, (C) are sophisticated investors with knowledge and experience in business and financial matters; (D) have received certain information concerning EPSV and have had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the EPSV Shares and, and (E) are able to bear the economic risk and lack of liquidity inherent in holding the EPSV Shares. EMERGENCY SUB Shareholders are aware of the risk factors associated with the EPSV Shares.

h. EMERGENCY SUB is in compliance with, and is not in violation of, applicable federal state, local or foreign statutes, laws and regulations affecting EMERGENCY SUB or its properties or the operation of its business. EMERGENCY SUB is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

i. EMERGENCY SUB and EMERGENCY SUB Shareholders have not taken and will not take and no officer, stockholder or director has taken, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to, cause or result in any violations of federal or state securities laws.

j. EMERGENCY SUB has obtained each material federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a governmental entity (i) pursuant to which EMERGENCY SUB currently operates or holds any interest in any of its properties, or (ii) that is required for the operation EMERGENCY SUB's business or the holding of any such interest, and all of such authorizations are in full force and effect.

k. No person, firm, corporation or other entity is entitled by reason of any act or omission of EMERGENCY SUB to any broker's or finder's fees, commission or other similar compensation with respect to the execution and delivery of this Agreement, or with respect to the consummation of the transactions contemplated hereby.

l. EMERGENCY SUB has duly filed all tax returns required to be filed by or with respect to it with the Internal Revenue Service and other applicable taxing authorities, and no extensions with respect to such tax returns have been requested or granted. EMERGENCY SUB has paid, or adequately reserved against in its Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to it. All such tax returns were correct when filed.

m. There is no legal action, suit, arbitration or other legal, administrative or other governmental proceeding pending or to the knowledge of EMERGENCY SUB threatened against or affecting EMERGENCY SUB or its properties, assets or business.

n. During the past five-year period, no officer or director of EMERGENCY SUB has been the subject of:

(i) a petition under the federal bankruptcy laws or any other insolvency or creditor's rights laws, nor has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing or such appointment, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing or appointment;

(ii) a conviction in a criminal proceeding or a named subject of a pending criminal proceeding;

(iii) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities: acting as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activities; engaging in any type of business activity; and engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation or federal, state or other securities laws or other laws.

(iv) any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above, or to be associated with persons engaged in any such activity.

(v) a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal securities law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed.

o. For the year ended December 31, 2014, statements of income are true and accurate.

p. The information contained in any investment presentation made or given to EPSV is true and correct in all material aspects. Since December 31, 2014, there has not been:

(i) any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of EMERGENCY SUB;

(ii) any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of EMERGENCY SUB;

(iii) any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of EMERGENCY SUB or any redemption, purchase or other acquisition of any such shares;

(iv) any subjection to any lien on any of the assets, tangible or intangible, of EMERGENCY SUB;

(v) any incurrence of indebtedness or liability or assumption of obligations by EMERGENCY SUB;

(vi) any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of Purchaser.

q. These representations shall survive closing and remain effective for two years after Closing.

2. Conditions Concurrent and Subsequent to Closing.

(2.1) Delivery of Capital Shares of EMERGENCY SUB. At closing EMERGENCY SUB Shareholders shall deliver their EMERGENCY SUB Shares to EPSV.

(2.2) Acquisition Share Issuance. Immediately upon the Closing, EPSV shall issue 50,000,000 new investment shares of Common Stock of EPSV to EMERGENCY SUB Shareholders in exchange for 100% of the EMERGENCY SUB Shares, and, as a result, the then outstanding common shares shall be as follows:

EPSV Issued and outstanding	495,860
Acquisition Share Issuance	50,000,000
Resulting Total	50,495,860

The above issuance will give EMERGENCY SUB Shareholders and/or their assigns a 'controlling interest' in EPSV representing 99.02% of the then issued and outstanding shares of EPSV Common Stock. All parties to this agreement shall deliver true and correct shareholder lists to the other at Closing.

3. Plan of Exchange

(3.1) Exchange and Reorganization: EPSV and EMERGENCY SUB shall be hereby reorganized, such that EPSV shall acquire 100% of the EMERGENCY SUB Shares, and EMERGENCY SUB shall become a wholly-owned subsidiary of EPSV.

(3.2) Issuance of Common Stock: At the Closing, EPSV shall issue 50,000,000 new investment shares of Common Stock of EPSV to EMERGENCY SUB Shareholders and/or their assigns within 5 business days upon receiving all the required shareholder information from EMERGENCY SUB.

(3.3) Closing/Effective Date: The PLAN OF EXCHANGE shall become effective immediately upon approval and adoption by the parties hereto, in the manner provided by the law of the places of incorporation and constituent corporate documents, and upon compliance with governmental filing requirements, such as, without limitation, filings under the Securities Exchange Act of 1933, and the filing of Articles of Exchange, if applicable under State Law. Closing shall occur upon the approval by the Board of Directors of the parties hereto or are waived by the parties.

(3.4) Surviving Corporations: Both corporations shall survive the exchange and reorganization herein contemplated and shall continue to be governed by the laws of its respective jurisdiction of incorporation.

(3.5) Rights of Dissenting Shareholders/Shareholders: Each Party is the entity responsible for the rights of its own dissenting shareholders, if any.

(3.6) Service of Process and Address: Each corporation shall continue to be amenable to service of process in its own jurisdiction, exactly as before this acquisition. The mailing address of EPSV is PO Box 7123, Brandon, FL 33511. The address of EMERGENCY SUB is 902 Tomahawk Trail, Brandon, FL 33511. The address of EPSV will be changed, according to the instruction of EMERGENCY SUB.

(3.7) Surviving Articles of Incorporation: the Articles of Incorporation of EPSV and the By-laws of EMERGENCY SUB shall remain in full force and effect, unchanged.

(3.8) Surviving By-Laws: the By-Laws of EPSV shall remain in full force and effect, unchanged.

(3.9) Further Assurance, Good Faith and Fair Dealing: the Directors of EMERGENCY SUB and EPSV shall execute and deliver any and all necessary documents, acknowledgments and assurances and do all things proper to confirm or acknowledge any and all rights, titles and interests created or confirmed herein; and both companies covenant expressly hereby to deal fairly and in good faith with each other and each others' shareholders. In furtherance of the parties desire, as so expressed, and to encourage timely, effective and businesslike resolution the parties agree that any dispute arising between them, capable of resolution by arbitration, shall be submitted to binding arbitration. As a further incentive to private resolution of any dispute, the parties agree that each party shall bear its own costs of dispute resolution and shall not recover such costs from any other party.

(3.10) General Mutual Representations and Warranties. The purpose and general import of the Mutual Representations and Warranties are that each party has made appropriate full disclosure to the others, that no material information has been withheld, and that the information exchanged is accurate, true and correct. These representations and warranties are made by each party to the other, unless otherwise provided in this agreement, and they speak and shall be true immediately before Closing.

(3.10.1) Organization and Qualification. Each corporation is duly organized and in good standing, and is duly qualified to conduct any business it may be conducting, as required by law or local ordinance.

(3.10.2) Corporate Authority. Each corporation has corporate authority, under the laws of its jurisdiction and its constituent documents, to do each and every element of performance to which it has agreed, and which is reasonably necessary, appropriate and lawful, to carry out this Agreement in good faith.

(3.10.3) Ownership of Assets and Property. Each corporation has lawful title and ownership of its property as reported to the other, and as disclosed in its financial statements.

(3.10.4) Absence of Certain Changes or Events. Each corporation has not had any material changes of circumstances or events which have not been fully disclosed to the other party, and which, if different than previously disclosed in writing, have been disclosed in writing as currently as is reasonably practicable. Specifically, and without limitation:

(3.10.4-a) the business of each corporation shall be conducted only in the ordinary and usual course and consistent with its past practice, and neither party shall purchase or sell (or enter into any agreement to so purchase or sell) any properties or assets or make any other changes in its operations, respectively, taken as a whole, or provide for the issuance of, agreement to issue or grant of options to acquire any shares, whether common, redeemable common, preferred or convertible preferred, in connection therewith;

(3.10.4-b) Except as set forth in this Plan of Exchange, neither corporation shall (i) amend its Articles of Incorporation or By-Laws, (ii) change the number of authorized or outstanding shares of its capital stock, or (iii) declare, set aside or pay any dividend or other distribution or payment in cash, stock or property to the extent that which might contradict or not comply with any clause or condition set forth in this Plan of Exchange;

(3.10.4-c) Except as set forth in this Plan of Exchange, neither corporation shall (i) issue, grant or pledge or agree or propose to issue, grant, sell or pledge any shares of, or rights of any kind to acquire any shares of, its capital stock, (ii) incur any indebtedness other than in the ordinary course of business, (iii) acquire directly or indirectly by redemption or otherwise any shares of its capital stock of any class or (iv) enter into or modify any contact, agreement, commitment or arrangement with respect to any of the foregoing;

(3.10.4-d) Except in the ordinary course of business, neither party shall (i) increase the compensation payable or to become payable by it to any of its officers or directors; (ii) make any payment or provision with respect to any bonus, profit sharing, stock option, stock purchase, employee stock ownership, pension, retirement, deferred compensation, employment or other payment plan, agreement or arrangement for the benefit of its employees (iii) grant any stock options or stock appreciation rights or permit the exercise of any stock appreciation right where the exercise of such right is subject to its discretion (iv) make any change in the compensation to be received by any of its officers; or adopt, or amend to increase compensation or benefits payable under, any collective bargaining, bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment, termination or severance or other plan, agreement, trust, fund or arrangement for the benefit of employees, (v) enter into any agreement with respect to termination or severance pay, or any employment agreement or other contract or arrangement with any officer or director or employee, respectively, with respect to the performance or personal services that is not terminable without liability by it on thirty days notice or less, (vi) increase benefits payable under its current severance or termination, pay agreements or policies or (vii) make any loan or advance to, or enter into any written contract, lease or commitment with, any of its officers or directors;

(3.10.4-e) Neither party shall assume, guarantee, endorse or otherwise become responsible for the obligations of any other individual, firm or corporation or make any loans or advances to any individual, firm or corporation, other than obligations and liabilities expressly assumed by the other that party;

(3.10.4-f) Neither party shall make any investment of a capital nature either by purchase of stock or securities, contributions to capital, property transfers or otherwise, or by the purchase of any property or assets of any other individual, firm or corporation.

(3.10.5) Absence of Undisclosed Liabilities. Each corporation has, and has no reason to anticipate having, any material liabilities which have not been disclosed to the other, in the financial statements or otherwise in writing.

(3.10.6) Legal Compliance. Each corporation shall comply in all material respects with all Federal, state, local and other governmental (domestic or foreign) laws, statutes, ordinances, rules, regulations (including all applicable securities laws), orders, writs, injunctions, decrees, awards or other requirements of any court or other governmental or other authority applicable to each of them or their respective assets or to the conduct of their respective businesses, and use their best efforts to perform all obligations under all contracts, agreements, licenses, permits and undertaking without default.

(3.10.7) Legal Proceedings. Each corporation has no legal proceedings, administrative or regulatory proceeding, pending or suspected, which have not been fully disclosed in writing to the other.

(3.10.8) No Breach of Other Agreements. This Agreement, and the faithful performance of this agreement, will not cause any breach of any other existing agreement, or any covenant, consent decree, or undertaking by either, not disclosed to the other.

(3.10.9) Capital Stock. The issued and outstanding shares and all shares of capital stock of each corporation is as detailed herein, that all such shares are in fact issued and outstanding, duly and validly issued, were issued as and are fully paid and non-assessable shares, and that, other than as represented in writing, there are no other securities, options, warrants or rights outstanding, to acquire further shares of such corporation.

(3.10.11) Brokers' or Finder's Fees. Each corporation is unaware of any claims for brokers' fees, or finders' fees, or other commissions or fees, by any person not disclosed to the other, which would become, if valid, an obligation of either company.

(3.11) Miscellaneous Provisions

(3.11.1) Except as required by law, no party shall provide any information concerning any aspect of the transactions contemplated by this Agreement to anyone other than their respective officers, employees and representatives without the prior written consent of the other parties hereto. The aforesaid obligations shall terminate on the earlier to occur of (a) the Closing, or (b) the date by which any party is required under its articles or bylaws or as required by law, to provide specific disclosure of such transactions to its shareholders, governmental agencies or other third parties. In the event that the transaction does not close, each party will return all confidential information furnished in confidence to the other. In addition, all parties shall consult with each other concerning the timing and content of any press release or news release to be issued by any of them.

(3.11.2) This Agreement may be executed simultaneously in two or more counterpart originals. The parties can and may rely upon facsimile signatures as binding under this Agreement, however, the parties agree to forward original signatures to the other parties as soon as practicable after the facsimile signatures have been delivered.

(3.11.3) If any provision of this Agreement or the application thereof to any person or situation shall be held invalid or unenforceable, the remainder of the Agreement and the application of such provision to other persons or situations shall not be effected thereby but shall continue valid and enforceable to the fullest extent permitted by law.

(3.11.4) No waiver by any party of any occurrence or provision hereof shall be deemed a waiver of any other occurrence or provision.

(3.11.5) The parties acknowledge that both they and their counsel have been provided ample opportunity to review and revise this agreement and that the normal rule of construction shall not be applied to cause the resolution of any ambiguities against any party presumptively. The Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

4. Termination. The PLAN OF EXCHANGE may be terminated by written notice, at any time prior to closing, (i) by mutual consent, (ii) by either party during the due diligence phase, (iii) by either party, in the event that the transaction represented by the anticipated PLAN OF EXCHANGE has not been implemented and approved by the proper governmental authorities 60 days from the date of this Agreement, or (v) by either party in the event that a condition of closing is not met by August 31, 2015. In the event that termination of the PLAN OF EXCHANGE by either or both, as provided above, the PLAN OF EXCHANGE shall forthwith become void and there shall be no liability on the part of either party or their respective officers and directors.

5. Closing. The parties hereto contemplate that the closing of this Plan of Exchange shall occur simultaneously when all of the conditions precedent have been met or waived. The closing deliveries will be made pursuant to this Agreement. In addition, EPSV shall issue 50,000,000 new investment shares of Common Stock of EPSV to EMERGENCY SUB Shareholders and their assigns within 5 business days upon receiving all the required shareholder information from EMERGENCY SUB, pursuant to Rule 144 under the Securities Act of 1933, as amended, and EPSV shall acquire 100% of the EMERGENCY SUB Shares.

6. Merger Clause. This Plan of Exchange constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and such document supersedes all prior understandings or agreements between the parties hereto, whether oral or written, with respect to the subject matter hereof, all of which are hereby superseded, merged and rendered null and void.

IN WITNESS WHEREOF, The parties hereto, intending to be bound, hereby sign this Plan of Exchange below as of the date first written above.

EMERGENCY PEST SERVICES, INC.
(Nevada Corporation)

By: ______________________
Susan Greco
President

EMERGENCY PEST SERVICES, INC.
(Florida Corporation)

By: ______________________
Susan Greco
Chief Executive Officer

Majority of EMERGENCY PEST SERVICES, INC. ("EMERGENCY SUB") Shareholders:

SUSAN GRECO (INDIVIDUALLY)

By: ______________________
Susan Greco
Holder of 100 shares of Common Stock
representing 100% ownership of the Company

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

Filed in the Office of	Business Number E0691812006-2
Barbara K. Cegavske	Filing Number 20150205040-59
Secretary of State	Filed On 05/05/2015
State Of Nevada	Number of Pages 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

Certificate of Amendment to Articles of Incorpora...
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

China Vitup Health Care Holdings, Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article I Name:
The name of this Corporation is: EMERGENCY PEST SERVICES, INC.

Article III Capital Stock
The amount of the total authorized capital stock of the corporation is two hundred thousand dollars ($200,000.00) consisting of ten million (10,000,000) shares of preferred stock with a par value of $0.001 each, and one hundred ninety million (190,000,000) shares of common stock with a par value of $0.001 each. The details of the voting rights, preferences and any qualifications, limitations, or restrictions of the preferred stock of Corporation will be set forth below as Exhibit A.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 87.05%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

CERTIFICATE OF DESIGNATION OF CONVERTIBLE PREFERRED SERIES "A" STOCK OF CHINA VITUP HEALTH CARE HOLDINGS, INC.

It is hereby certified that:

1. The name of the China Vitup Health Care Holdings, Inc. [hereinafter called the "Corporation"].

2. The Certificate of Incorporation, as amended, of the Corporation authorizes the issuance of 10,000,000 (ten million) shares of Preferred Stock, $.001 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A Convertible issue of Preferred Stock:

"**RESOLVED,** that the Board of Directors hereby fixes and determines the designation of the number of shares and the rights, preferences, privileges and restrictions relating to the Convertible Preferred Series A Stock, as follows:

(a) Designation. The series of Preferred Stock created hereby shall be designated the Convertible Preferred Series A Stock [the "Convertible Preferred Series A Stock"].

(b) Authorized Shares. The number of authorized shares of Convertible Preferred Series A Stock shall be 1,000,000 (one million) shares.

(c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Convertible Preferred Series A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Convertible Preferred Series A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Convertible Preferred Series A Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its

assets shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section (c).

(d) Dividends. The Convertible Preferred Series A Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

(e) Conversion Rights. Each share of Convertible Preferred Series A Stock shall be convertible, at the option of the Holder, into 100 (one hundred) fully paid and non assessable shares of the Corporation's Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the "Conversion Ratio."

(i) Conversion Procedure. Upon written notice to the Holder, the Holder shall effect conversions by surrendering the certificate(s) representing the Convertible Preferred Series A Stock to be converted to the Corporation, together with a form of conversion notice satisfactory to the Corporation, which shall be irrevocable. Not later than five [5] business days after the conversion date, the Corporation will deliver to the Holder, (i) a certificate or certificates, which shall be subject to restrictive legends, representing the number of shares of Common Stock being acquired upon the conversion; provided, however, that the Corporation shall not be obligated to issue such certificates until the Convertible Preferred Series A Stock is delivered to the Corporation. If the Corporation does not deliver such certificate(s) by the date required under this paragraph (e) (i), the Holder shall be entitled by written notice to the Corporation at any time on or before receipt of such certificate(s), to receive 100 Convertible Preferred Series A Stock shares for every week the Corporations fails to deliver Common Stock to the Holder.

(ii) Adjustments on Stock Splits, Dividends and Distributions. If the Corporation, at any time while any Convertible Preferred Series A Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock [whether payable in shares of its Common Stock or of capital stock of any class], (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock for any shares of capital stock of the Corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (e)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iii) Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Holder of Convertible Preferred Series A Stock then outstanding shall have the right thereafter to convert such Convertible Preferred Series A Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Convertible Preferred Series A Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph (e)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(iv) Fractional Shares; Issuance Expenses. Upon a conversion of Convertible Preferred Series A Stock, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of Convertible Preferred Series A Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(f) Voting Rights. Except as otherwise expressly provided herein or as required by law, the Holders of shares of Convertible Preferred Series A Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Convertible Preferred Series A Stock shall be entitled to 100 (one hundred) votes per share of Convertible Preferred Series A Stock.

(g) Reservation of Shares of Common Stock. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common

Stock solely for the purpose of issuance upon conversion of Convertible Preferred Series A Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Convertible Preferred Series A Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Convertible Preferred Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Convertible Preferred Series A Stock, the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non assessable.

IN WITNESS WHEREOF, on this 25th day of March 2015, said China Vitup Health Care Holdings, Inc. has caused this Certificate to be signed by Rhonda Keaveney, it's Custodian

China Vitup Health Care Holdings, Inc.

By: [signature]
Rhonda Keaveney, Custodian

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Designation
(PURSUANT TO NRS 78.1955)

Filed in the Office of	Business Number E0691812006-2
Barbara K. Cegavske	Filing Number 20150205592-21
Secretary of State	Filed On 05/05/2015
State Of Nevada	Number of Pages 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For Nevada Profit Corporations (Pursuant to NRS 78.1955)

1. Name of corporation:

China Vitup Health Care Holdings. Inc

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

The Board of Directors of China Vitup Health Care Holdings, Inc. shall have the authority, by resolution or resolutions, to divide the preferred stock into series, to establish and fix the distinguishing designation of each such series and the number of shares thereof and, within the limitations of applicable law of the state of Nevada or as otherwise set forth in this article, to fix and determine the relative rights and preferences of the shares of each series so established from time to time, therefore. The initial voting rights preferences and any qualifications, limitations, and other relative rights of the convertible preferred stock are set forth in EXHIBIT A.

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

X [signature]

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

EXHIBIT A

CERTIFICATE OF DESIGNATION OF CONVERTIBLE PREFERRED SERIES "A" STOCK OF CHINA VITUP HEALTH CARE HOLDINGS, INC.

It is hereby certified that:

1. The name of the China Vitup Health Care Holdings, Inc. [hereinafter called the "Corporation"].

2. The Certificate of Incorporation, as amended, of the Corporation authorizes the issuance of 10,000,000 (ten million) shares of Preferred Stock, $.001 par value, and expressly vests in the Board of Directors of the Corporation the authority provided therein to issue any or all of said shares in one or more series and by resolution or resolutions, the designation, number, full or limited voting powers, or the denial of voting powers, preferences and relative, participating, optional, and other special rights and the qualifications, limitations, restrictions, and other distinguishing characteristics of each series to be issued.

3. The Board of Directors of the Corporation, pursuant to the authority expressly vested in it as aforesaid, has adopted the following resolutions creating a Series A Convertible issue of Preferred Stock:

"**RESOLVED,** that the Board of Directors hereby fixes and determines the designation of the number of shares and the rights, preferences, privileges and restrictions relating to the Convertible Preferred Series A Stock, as follows:

(a) Designation. The series of Preferred Stock created hereby shall be designated the Convertible Preferred Series A Stock [the "Convertible Preferred Series A Stock"].

(b) Authorized Shares. The number of authorized shares of Convertible Preferred Series A Stock shall be 1,000,000 (one million) shares.

(c) Liquidation Rights. In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, after setting apart or paying in full the preferential amounts due to Holders of senior capital stock, if any, the Holders of Convertible Preferred Series A Stock and parity capital stock, if any, shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the Holders of junior capital stock, including Common Stock, an amount equal to $.001 per share [the "Liquidation Preference"]. If upon such liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the Holders of the Convertible Preferred Series A Stock and parity capital stock, if any, shall be insufficient to permit in full the payment of the Liquidation Preference, then all such assets of the Corporation shall be distributed ratably among the Holders of the Convertible Preferred Series A Stock and parity capital stock, if any. Neither the consolidation or merger of the Corporation nor the sale, lease or transfer by the Corporation of all or a part of its

assets shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section (c).

(d) Dividends. The Convertible Preferred Series A Stock is not entitled to receive any dividends in any amount during which such shares are outstanding.

(e) Conversion Rights. Each share of Convertible Preferred Series A Stock shall be convertible, at the option of the Holder, into 100 (one hundred) fully paid and non assessable shares of the Corporation's Common Stock. The foregoing conversion calculation shall be hereinafter referred to as the "Conversion Ratio."

(i) Conversion Procedure. Upon written notice to the Holder, the Holder shall effect conversions by surrendering the certificate(s) representing the Convertible Preferred Series A Stock to be converted to the Corporation, together with a form of conversion notice satisfactory to the Corporation, which shall be irrevocable. Not later than five [5] business days after the conversion date, the Corporation will deliver to the Holder, (i) a certificate or certificates, which shall be subject to restrictive legends, representing the number of shares of Common Stock being acquired upon the conversion; provided, however, that the Corporation shall not be obligated to issue such certificates until the Convertible Preferred Series A Stock is delivered to the Corporation. If the Corporation does not deliver such certificate(s) by the date required under this paragraph (e) (i), the Holder shall be entitled by written notice to the Corporation at any time on or before receipt of such certificate(s), to receive 100 Convertible Preferred Series A Stock shares for every week the Corporations fails to deliver Common Stock to the Holder.

(ii) Adjustments on Stock Splits, Dividends and Distributions. If the Corporation, at any time while any Convertible Preferred Series A Stock is outstanding, (a) shall pay a stock dividend or otherwise make a distribution or distributions on shares of its Common Stock payable in shares of its capital stock [whether payable in shares of its Common Stock or of capital stock of any class], (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or (d) issue reclassification of shares of Common Stock for any shares of capital stock of the Corporation, the Conversion Ratio shall be adjusted by multiplying the number of shares of Common Stock issuable by a fraction of which the numerator shall be the number of shares of Common Stock of the Corporation outstanding after such event and of which the denominator shall be the number of shares of Common Stock outstanding before such event. Any adjustment made pursuant to this paragraph (e)(iii) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification. Whenever the Conversion Ratio is adjusted pursuant to this paragraph, the Corporation shall promptly mail to the Holder a notice setting forth the Conversion Ratio after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

(iii) Adjustments on Reclassifications, Consolidations and Mergers. In case of reclassification of the Common Stock, any consolidation or merger of the Corporation with or into another person, the sale or transfer of all or substantially all of the assets of the Corporation or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, then each Holder of Convertible Preferred Series A Stock then outstanding shall have the right thereafter to convert such Convertible Preferred Series A Stock only into the shares of stock and other securities and property receivable upon or deemed to be held by Holders of Common Stock following such reclassification, consolidation, merger, sale, transfer or share exchange, and the Holder shall be entitled upon such event to receive such amount of securities or property as the shares of the Common Stock into which such Convertible Preferred Series A Stock could have been converted immediately prior to such reclassification, consolidation, merger, sale, transfer or share exchange would have been entitled. The terms of any such consolidation, merger, sale, transfer or share exchange shall include such terms so as to continue to give to the Holder the right to receive the securities or property set forth in this paragraph (e)(iv) upon any conversion following such consolidation, merger, sale, transfer or share exchange. This provision shall similarly apply to successive reclassifications, consolidations, mergers, sales, transfers or share exchanges.

(iv) Fractional Shares; Issuance Expenses. Upon a conversion of Convertible Preferred Series A Stock, the Corporation shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall issue that number of shares of Common Stock rounded to the nearest whole number. The issuance of certificates for shares of Common Stock on conversion of Convertible Preferred Series A Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

(f) Voting Rights. Except as otherwise expressly provided herein or as required by law, the Holders of shares of Convertible Preferred Series A Stock shall be entitled to vote on any and all matters considered and voted upon by the Corporation's Common Stock. The Holders of the Convertible Preferred Series A Stock shall be entitled to 100 (one hundred) votes per share of Convertible Preferred Series A Stock.

(g) Reservation of Shares of Common Stock. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued Common

Stock solely for the purpose of issuance upon conversion of Convertible Preferred Series A Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders of Convertible Preferred Series A Stock, such number of shares of Common Stock as shall be issuable upon the conversion of the outstanding Convertible Preferred Series A Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all outstanding Convertible Preferred Series A Stock, the Corporation will take such corporate action necessary to increase its authorized shares of Common Stock to such number as shall be sufficient for such purpose. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, issued and fully paid and non assessable.

IN WITNESS WHEREOF, on this 25th day of March 2015, said China Vitup Health Care Holdings, Inc. has caused this Certificate to be signed by Rhonda Keaveney, it's Custodian

China Vitup Health Care Holdings, Inc.

By: [signature]
Rhonda Keaveney, Custodian

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Change Pursuant to NRS 78.209

Filed in the Office of	Business Number E0691812006-2
Barbara K. Cegavske	Filing Number 20150205589-77
Secretary of State State Of Nevada	Filed On 05/05/2015
	Number of Pages 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

China Vitup Health Care Holdings, Inc.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Five hundred million (500,000,000) shares of common stock with a par value of $ .0001.

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

One hundred ninety million (190,000,000) shares of common stock with a par value of $0.001 per share;
Ten million (10,000,000) shares of preferred stock with a par value of $0.001 per share.

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

One (1) share of Common Stock, par value of $0.001 per share, to be issued after the change in exchange for Thirty (30) issued shares of common stock, par value of $0.001 per share.

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

Fractional share that would result from this action shall be rounded up to the next whole number of shares for each shareholder.

7. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Split
Revised: 1-5-15

090702

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0691812006-2
Barbara K. Cegavske	Filing Number 20150205586-44
Secretary of State State Of Nevada	Filed On 05/05/2015
	Number of Pages 1

Certificate of Amendment by Custodian

(PURSUANT TO NRS 78.347)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation Filed by Custodian (Pursuant to NRS 78.347)

1. Name of corporation:

China Vitup Healthcare Holdings, Inc.

2. Any previous criminal, administrative, civil or National Association of Securities Dealers, Inc., or Securities and Exchange Commission investigations, violations or convictions concerning the custodian and any affiliate of the custodian are disclosed as follows:

There are no previous criminal, administrative, criminal, National Association Securities Dealers, Inc. or Securities and Exchange Commission investigations, violations, or convictions concerning the Custodian or any of its affiliates.

3. Custodian Statement:

Reasonable attempts were made to contact the officers or directors of the corporation to request that the corporation comply with corporate formalities and to continue its business. I am continuing the business and attempting to further the interests of the shareholders. I will reinstate or maintain the corporate charter.

4. Custodian Signature:

Rhonda Keaveney, Small Cap Compliance, LLC

Name of Custodian

X [signature]

Authorized Signature of Custodian

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend by Custodian
Revised: 5-19-10

Reset

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Filed in the Office of	Business Number E0691812006-2
Dean Heller	Filing Number 20060630535-50
Secretary of State	Filed On 10/02/2006
State Of Nevada	Number of Pages 11

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

ABOVE SPACE IS FOR OFFICE USE ONLY

(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box ☐ and attach an 81/2" x 11" blank sheet containing the required information for each additional entity.

Tubac Holdings, Inc.
Name of merging entity

Wyoming — Corporation
Jurisdiction — **Entity type ***

Name of merging entity

Jurisdiction — **Entity type ***

Name of merging entity

Jurisdiction — **Entity type ***

Name of merging entity

Jurisdiction — **Entity type ***

and,

China Vitup Health Care Holdings, Inc.
Name of surviving entity

Nevada — Corporation
Jurisdiction — **Entity type ***

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.1 90):

Attn: Resident Agents of Nevada, Inc.

c/o: 711 S. Carson St.
Carson City, NV 89701

3) (Choose one)

[X] The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

[ ] The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180)

4) Owner's approval (NRS 92A.200)(options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box [ ] and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity):

(a) Owner's approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 3

ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved by the required consent of the owners of *:

Tubac Holdings, Inc.
Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

China Vitup Health Care Holdings, Inc.
Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 5

ABOVE SPACE IS FOR OFFICE USE ONLY

5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:

6) Location of Plan of Merger (check a or b):

[X] (a) The entire plan of merger is attached;

or,

[ ] (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

7) Effective date (optional)**: 10/2/06

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).

This form must be accompanied by appropriate fees.

DEAN HELLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 6

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

(if there are more than four merging entities, check box ☐ and attach an 8 ½" x 11" blank sheet containing the required information for each additional entity.):

Tubac Holdings, Inc
Name of merging entity

Frank C. Pioppi — President — 9/29/2006
Signature **Title** **Date**

Name of merging entity

Signature **Title** **Date**

Name of merging entity

Signature **Title** **Date**

Name of merging entity

Signature **Title** **Date**

China Vitup Health Care Holdings, Inc.
Name of surviving entity

Frank C. Pioppi — President — 9/29/2006
Signature **Title** **Date**

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230) Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Merger Agreement"), dated as of September 29, 2006 is by and between, Tubac Holdings, Inc., a Wyoming corporation ("Parent") and China Vitup Health Care Holdings, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent ("Subsidiary").

WHEREAS, Parent, as of the date hereof, has the authority to issue 510,000,000 shares of capital stock consisting of: (i) 500,000,000 shares of common stock, $0.0001 ("Parent Common Stock"); and (ii) 10,000,000 shares of preferred stock, $0.001 value ("Parent Preferred Stock"), all shares of preferred stock are undesignated as to class or series and unissued ("Parent Undesignated Stock");

WHEREAS, Subsidiary, as of the date hereof, has the authority to issue 510,000,000 shares of capital stock consisting of: (i) 500,000,000 shares of common stock, par value $0.0001 per share ("Subsidiary Common Stock"); and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share ("Subsidiary Preferred Stock"), all shares of preferred stock are undesignated as to class or series ("Subsidiary Undesignated Stock");

WHEREAS, Parent and Subsidiary desire that Parent merge with and into Subsidiary and that Subsidiary shall continue as the Surviving Company (as hereinafter defined) in such Merger (as hereinafter defined), upon the terms and subject to the conditions set forth herein and in accordance with the laws of the State of Wyoming and the laws of the State of Nevada;

WHEREAS, this Merger Agreement contemplates a tax-deferred merger of Parent with and into Subsidiary in a reorganization pursuant to Section 368(a)(1)(F) of the Internal Revenue Code of 1986, as amended; and

WHEREAS, the respective Boards of Directors of Parent and Subsidiary have approved this Merger Agreement, and Parent and Subsidiary shall each submit this Merger Agreement to their shareholders for their approval, if required.

NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, the parties hereto agree to merge as follows:

ARTICLE 1

MERGER

1.1. MERGER. Subject to the terms and conditions of this Merger Agreement, Parent shall be merged with and into Subsidiary (the "Merger") in accordance with Title 7, Chapter 78 of the Nevada Revised Statutes (the "Nevada Code") and in accordance with the Wyoming Business Corporation Act, 17-16-101 et. Seq. (the "WBCA"), the separate existence of Parent shall cease and Subsidiary shall be the surviving company (which, in its capacity as the

surviving company, is hereinafter sometimes referred to as the "Surviving Company") and continue its corporate existence under the laws of the State of Nevada.

1.2. EFFECT OF THE MERGER. At the Effective Time of the Merger (as hereinafter defined), the Surviving Company shall possess all the rights, privileges, immunities and franchises, of a public and private nature, of each of Parent and Subsidiary; all property (real, personal and mixed) and all debts due on any account, including subscriptions for shares, and all other choses in action, and every other interest of or belonging to or due to each of Parent and Subsidiary shall vest in the Surviving Company without any further act or deed; the title to any real estate or any interest therein vested by deed or otherwise in Parent shall not revert nor in any way become impaired by reason of the Merger, the Surviving Company shall be responsible and liable for all the liabilities and obligations of each of Parent and Subsidiary; a claim of or against or a pending proceeding by or against Parent or Subsidiary may be prosecuted as if the Merger had not taken place, or the Surviving Company may be substituted in the place of Parent; and neither the rights of creditors nor any liens upon the property of Parent or Subsidiary shall be impaired by the Merger. All corporate acts, plans, policies, agreements, arrangements, approvals and authorizations of Parent, its shareholders, Board of Directors and committees thereof, officers and agents which were valid and effective immediately prior to the Effective Time shall be taken for all purposes as the acts, plans, policies, agreements, approvals and authorizations of the Surviving Company and shall be as effective and binding thereon as the same were with respect to Parent. The requirements of any plans or agreements of Parent involving the issuance or purchase by Parent of any shares of its capital stock, including the Parent's Option Plan, shall be satisfied by the issuance or purchase of a like number of shares of the capital stock of the Surviving Company.

1.3. EFFECTIVE DATE AND TIME OF THE MERGER. The Merger shall become effective as of the date and time (the "Effective Date" and "Effective Time", respectively) on which a certified copy of this Merger Agreement or a Certificate of Merger, executed and acknowledged on behalf of the Parent and the Subsidiary, in accordance with the requirements of the Nevada Code and the WBCA, has been filed with the Nevada Secretary of State and the State Corporation Commission of Colorado.

ARTICLE 2

NAME, ARTICLES/CERTIFICATES OF INCORPORATION, BY-LAWS, DIRECTORS AND OFFICERS OF THE SURVIVING COMPANY

2.1. NAME OF SURVIVING CORPORATION. The name of the Surviving Company shall continue to be China Vitup Health Care Holdings, Incorporated, a Nevada corporation.

2.2. ARTICLES/CERTIFICATES OF INCORPORATION. The Certificate of Incorporation of the Subsidiary shall be the Certificate of Incorporation of the Surviving Company from and after the Effective Time until amended thereafter as provided therein or by law.

2.3. BY-LAWS. The By-Laws of Subsidiary shall be the By-Laws of the Surviving Company from and after the Effective Time until amended thereafter as provided therein or by law.

2.4. DIRECTORS AND OFFICERS. The directors and officers of Subsidiary at the Effective Time shall be the directors and officers, respectively, of the Surviving Company from and after the Effective Time and shall hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Company until the next annual meeting of shareholders and until their successors have been elected and qualified.

ARTICLE 3

CONVERSION AND EXCHANGE OF CERTIFICATES

3.1. CONVERSION. At the Effective Time, each of the following transactions shall be deemed to occur simultaneously:

(a) Each share of Parent Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a validly issued, fully paid and non-assessable share of Subsidiary's Common Stock. The shares of Parent Common Stock so converted shall cease to exist as such and shall exist only as shares of Subsidiary Common Stock.

(b) Each warrant, option or other right to purchase shares of Parent's Common Stock granted by Parent or any of its subsidiaries under any warrant, stock option or stock purchase plan of Parent, including the Parent's Option Plan, and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and become a warrant, option or other right to purchase, upon the same terms and conditions, the number of shares of Subsidiary Common Stock or Subsidiary Preferred Stock, as the case may be, which is equal to the number of shares of Parent Common Stock or Parent Preferred Stock that the warrantholder, optionee or rightholder would have received had he exercised his warrant, option or other right in full immediately prior to the Effective Time (whether or not such warrant, option or other right was then exercisable). A number of shares of Subsidiary Common Stock and Subsidiary Preferred Stock shall be reserved by the Surviving Company for issuance upon the exercise of options, warrants, stock purchase rights and other convertible securities equal to the number of shares of Parent Common Stock and Parent Preferred Stock so reserved by Parent immediately prior to the Effective Time.

(c) The shares of Subsidiary Common Stock issued and outstanding immediately prior to the Effective Time and held by Parent, without any action on the part of Parent or any other person, shall be canceled and retired and resume the status of authorized and unissued shares of Subsidiary Common Stock, and no shares of Subsidiary Common Stock, Subsidiary Preferred Stock or other securities of Subsidiary shall be issued in respect thereof.

3.2. EXCHANGE OF CERTIFICATES.

(a) From and after the Effective Time, each holder of an outstanding certificate which, immediately prior to the Effective Time, represented shares of Parent Common Stock or other securities of Parent shall be entitled to receive in exchange therefore, upon surrender thereof to the transfer agent designated by the Surviving Corporation, a certificate or certificates representing the number of shares of Subsidiary Common Stock, Subsidiary Preferred Stock or other securities of Subsidiary, as the case may be, into which such holder's shares of Parent Common Stock, Parent Preferred Stock or other securities of Parent were converted. Until so surrendered, the outstanding shares of stock of Parent to be converted into the stock of Subsidiary, as provided herein, may be treated by the Surviving Company for all corporate purposes as evidencing the ownership of shares of the Surviving Company as though said surrender and exchange had taken place. Irrespective of whether so surrendered, however, each such outstanding certificate insofar as it purports to represent securities of Parent shall be deemed to be canceled and shall be of no further force or effect.

(b) If any certificate for shares of Subsidiary capital stock is to be issued in a name other than that in which the certificate for shares of Parent capital stock surrendered in exchange therefore is registered, it shall be a condition of such exchange that the surrendered certificate shall be properly endorsed and otherwise in proper form for transfer and the person requesting such exchange shall pay any transfer and other taxes required by reason of the issuance of certificates for such shares of Subsidiary capital stock in a name other than that of the registered holder of the certificate surrendered, or shall establish to the satisfaction of the Surviving Company or its agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, no party hereto shall be liable to a holder of shares of Parent capital stock for any shares of Subsidiary capital stock or dividends or distributions thereon delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

ARTICLE 4

EMPLOYEES AND EMPLOYEE BENEFITS

The employees and agents of Parent shall become the employees and agents of the Surviving Company and continue to be entitled to the same rights and benefits that they enjoyed as employees and agents of Parent. All benefits that accrue shall carryover and continue unabated. At the Effective Time, any employee benefit plan or incentive compensation plan, including any stock option plan, to which Parent is then a party, including the Parent's Option Plan, shall be assumed by, and continue to be the plan of the Surviving Corporation. To the extent any employee benefit plan or incentive compensation plan of Parent or any of its subsidiaries provides for the issuance or purchase of, or otherwise relates to, Parent capital stock, from and after the Effective Time such plan, including Parent's Option Plan, shall be deemed to provide for the issuance or purchase of, or otherwise to relate to, Surviving Company capital stock.

ARTICLE 5

CONDITIONS

Consummation of the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

5.1. PARENT SHAREHOLDER APPROVAL. This Merger Agreement and the Merger shall have been adopted and approved by the shareholders of Parent in accordance with the WBCA.

5.2. SUBSIDIARY SHAREHOLDER APPROVAL. The Articles of Incorporation of the Subsidiary shall have been filed in Nevada, and this Merger Agreement shall have been duly adopted and approved by the Parent as the sole shareholder of Subsidiary pursuant to the Nevada Code. The signature of Parent on this Merger Agreement shall constitute its written consent, as the sole shareholder of the Subsidiary, to this Merger Agreement and the Merger.

5.3. CONSENTS, ETC. Any and all consents, permits, authorizations, approvals and orders deemed in the sole discretion of Parent to be necessary or desirable to obtain in connection with the consummation of the Merger including, without limitation, any consents necessary for the assignment of any contract rights, obligations or benefits of Parent to the Surviving Company and any consents of preferred shareholders, lenders or parties to investors' rights agreements shall have been obtained or the receipt thereof shall have been waived by Parent in its sole discretion.

ARTICLE 6

GENERAL

6.1. TERMINATION AND ABANDONMENT. This Merger Agreement may be terminated, and the Merger and other transactions provided or herein abandoned, at any time prior to the Effective Time, by action of the Board of Directors of Parent, whether before or after adoption and approval of this Merger Agreement by the shareholders of Parent, if the Board of Directors of Parent determines that the consummation of the transactions provided for herein would not, for any reason, be advisable. In the event of termination of this Merger Agreement, this Merger Agreement shall become void and of no effect, and there shall be no liability on the part of either Parent or Subsidiary or their respective Boards of Directors, or shareholders, except that Parent shall pay all expenses incurred by Parent and Subsidiary in connection with the Merger and this Merger Agreement.

6.2. AMENDMENT. This Merger Agreement may be amended by the Board of Directors of Parent and Board of Directors of Subsidiary at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Merger Agreement by either the shareholders of Parent or the sole shareholder of Subsidiary shall not (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for

DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Filed in the Office of Dean Heller Secretary of State State Of Nevada	Business Number E0691812006-2 Filing Number 20060594708-61 Filed On 09/15/2006 Number of Pages 2

ABOVE SPACE IS FOR OFFICE USE ONLY

1. **Name of Corporation:**	China Vitup Health Care Holdings, Inc.
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Resident Agents of Nevada, Inc. Name 711 S. Carson Street, Ste 4 — Street Address; Carson City — City; Nevada 89701 — Zip Code Optional Mailing Address — City — State — Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 500,000,000 Par value: $ .0001 Number of shares without par value: 0
4. **Names & Addresses, of Board of Directors/Trustees:** (attach additional page if there is more than 3 directors/trustees)	1. Frank Pioppi Name PO Box 110310 — Street Address; Naples — City; FL — State; 34108 — Zip Code 2. Cosmo Palmieri Name PO Box 110310 — Street Address; Naples — City; FL — State; 34108 — Zip Code 3. Name Street Address — City — State — Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be: Professional healthcare services and any other lawful business activities
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Sandra L. Miller — Name; Sandra L. Miller — Signature 711 S. Carson Street, Ste 4 — Address; Carson City — City; NV — State; 89701 — Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Sandra L. Miller — Authorized Signature of R. A. or On Behalf of R. A. Company 9/15/2006 — Date

This form must be accompanied by appropriate fees.

ADDITION TO ARTICLES OF INCORPORATION

China Vitup Health Care Holdings, Inc. expressly elects to not be governed by NRS 78.411 to 78.444, inclusive.